     As filed with the Securities and Exchange Commission on April 24, 2002

                                                Registration No. 333-___________

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             MEADE INSTRUMENTS CORP.
             (Exact name of registrant as specified in its charter)
                                ----------------

                      Delaware                         95-2988062
                      --------                         ----------
          (State or other jurisdiction of           (I.R.S. Employer
           Incorporation or organization)          Identification No.)

                                 6001 Oak Canyon
                          Irvine, California 92618-5200
                                 (949) 451-1450
-------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                ----------------

          MEADE INSTRUMENTS CORP. 1997 STOCK INCENTIVE PLAN, AS AMENDED
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                ----------------

                                 John C. Diebel
                            Chairman of the Board and
                             Chief Executive Officer
                             Meade Instruments Corp.
                                 6001 Oak Canyon
                          Irvine, California 92618-5200
--------------------------------------------------------------------------------

                     (Name and address of agent for service)

                                ----------------

    Telephone number, including area code, of agent for service: (949) 451-1450

                                ----------------

                         CALCULATION OF REGISTRATION FEE

========================================= ===================== =================== =================== ===================
                                                                     Proposed            Proposed
                                                                     maximum             maximum
                     Title of                    Amount              offering           aggregate           Amount of
                    Securities                   to be                price              offering          Registration
                 to be registered              Registered            per unit             price                Fee
----------------------------------------- --------------------- ------------------- ------------------- -------------------
Common Stock                              1,500,000(1) shares       $3.98(2)           $5,970,000(2)         $549.24(2)
$.01 par value
========================================= ===================== =================== =================== ===================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares which by reason of certain events specified in the Meade Instruments Corp. 1997 Stock Incentive Plan, as amended (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 18, 2002, as reported on the Nasdaq National Market System and published in the Western Edition of The Wall Street Journal.

    The Exhibit Index for this Registration Statement is at page 8.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of Meade Instruments Corp. (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended February 28, 2001, filed with the Commission on May 30, 2001;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2001, filed with the Commission on July 16, 2001;

     (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001, filed with the Commission on October 15, 2001;

     (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2001, filed with the Commission on January 14, 2002;

     (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 27, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the original issuance of Common Stock registered hereby is passed on for the Company by Mark D. Peterson. Mr. Peterson is the Vice President and General Counsel of the Company, is compensated as an employee of the Company, and is the holder of options to acquire Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION OF LIABILITY

     The Company's Certificate of Incorporation (the "Certificate") provides that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the Delaware General Corporation Law (the "Law") (i.e., liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Law, or (iv) for any transaction from which the director derived an improper personal benefit).

     While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of such director's duty of care.



INDEMNIFICATION

     The Certificate provides that each person (and the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Company to the fullest extent permitted by the Law. The Certificate further provides that the right to indemnification includes the right to be paid by the Company for expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the Law, and that the right to indemnification conferred thereunder is deemed a contract right.

     The Certificate further provides that the Company may, by action of its Board of Directors (the "Board"), provide indemnification to such of the employees and agents of the Company and such other persons serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as is permitted by the Law and the Board.

     Pursuant to the Certificate, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the Law.

     The Certificate provides that (i) the rights and authority described above are not exclusive of any other right that any person otherwise may have or acquire and (ii) no amendment, modification or repeal of the Certificate, or adoption of any additional provision of the Certificate or the Company's Bylaws, or, to the fullest extent permitted by the Law, any amendment, modification or repeal of law will eliminate or reduce the effect of the provisions in the Certificate limiting liability or indemnifying certain persons or adversely affect any right or protection then existing thereunder in respect of any acts or omissions occurring prior to such amendments, modifications, repeal or adoption.

     The Company has entered into indemnification agreements with its directors and officers that require the Company to indemnify the directors and officers to the fullest extent permitted by applicable provisions of the Law and, to the extent necessary, the California General Corporation Law.

     The Company also maintains directors' and officers' liability insurance policies insuring directors and officers of the Company for certain covered losses as defined in the policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

    See the attached Exhibit Index on page 8.

ITEM 9. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 22, 2002.

                                  By:  /s/ John C. Diebel
                                       --------------------------------------
                                       John C. Diebel,
                                       Chairman of the Board and Chief
                                       Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John C. Diebel and Mark D. Peterson, or each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                       Signature                                      Title                                   Date

/s/ John C. Diebel                            Chairman of the Board and Chief Executive Officer          April 22, 2002
------------------------------------------    (Principal Executive Officer)
John C. Diebel


/s/ Steven G. Murdock                         President, Chief Operating Officer, Secretary and          April 22, 2002
------------------------------------------    Director
Steven G. Murdock


/s/ Joseph A. Gordon, Jr.                     Senior Vice President--North American Sales                April 22, 2002
------------------------------------------    and Director
Joseph A. Gordon, Jr.


/s/ Brent W. Christensen                      Vice President--Finance and Chief Financial Officer        April 22, 2002
------------------------------------------    (Principal Financial and Accounting Officer)

Brent W. Christensen

/s/ Timothy C. McQuay                         Director                                                   April 22, 2002
------------------------------------------
Timothy C. McQuay


                                              Director                                                   April 22, 2002
------------------------------------------
Harry L. Casari


                                              Director                                                   April 22, 2002
------------------------------------------
Michael P. Hoopis


                                              Director                                                   April 22, 2002
------------------------------------------
Vern L. Fotheringham

                                  EXHIBIT INDEX

      Exhibit
       Number                            Description of Exhibit
       ------                            ----------------------

        4.1*          Meade Instruments Corp. 1997 Stock Incentive Plan,
                      as amended.
        5.1           Opinion of Counsel (opinion regarding legality).
       23.1 Consent of PricewaterhouseCoopers LLP (consent of independent accountants).
       23.2           Consent of Counsel (included in Exhibit 5.1).
       24.1 Power of Attorney (included in this Registration Statement under "Signatures").
------------

* This exhibit was previously filed by the Company with the Commission in connection with the Company's Proxy Statement on Schedule 14A, filed on June 12, 2001, and is incorporated herein by this reference.